Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below authorizes Dan Bodner, Peter Fante and Douglas Robinson, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This power of attorney has been signed as of the 6th day of June, 2014, by the following persons:

/s/ Dan Bodner	/s/ Douglas E. Robinson
Dan Bodner Chief Executive Officer and President; Director (Principal Executive Officer)	Douglas E. Robinson Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Victor A. DeMarines	/s/ John R. Egan
Victor A. DeMarines Chairman of the Board of Directors	John R. Egan Director

/s/ Larry Myers	/s/ Richard Nottenburg
Larry Myers Director	Richard Nottenburg Director

/s/ Howard Safir	/s/ Earl C. Shanks
Howard Safir Director	Earl C. Shanks Director